                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 14, 2001
                                                          ---------------


                               AUTOBYTEL.COM INC.
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                   22239                    33-0711569
      ---------------          ----------------          ---------------------
      (STATE OR OTHER          (COMMISSION FILE             (IRS EMPLOYER
      JURISDICTION OF          NUMBER)                   IDENTIFICATION NO.)
      INCORPORATION)


            18872 MACARTHUR BOULEVARD, IRVINE, CALIFORNIA 92612-1400
--------------------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 225-4500


                               AUTOBYTEL.COM INC.
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION.

Pursuant to an Acquisition Agreement dated as of April 11, 2001, by and among Autobytel Inc. (formerly autobytel.com inc.), a Delaware corporation ("Autobytel"), Autobytel Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of Autobytel ("Merger Sub"), and Autoweb.com, Inc., a Delaware corporation ("Autoweb"), and the related Certificate of Merger executed by Autoweb and filed with the Delaware Secretary of State on August 14, 2001, Merger Sub merged with and into Autoweb and Autoweb became a wholly-owned subsidiary of Autobytel (the "Merger"). The Merger closed on August 14, 2001. As a result of the Merger, each outstanding share of Autoweb Common Stock was cancelled and converted into the right to receive 0.3553 shares of Autobytel Common Stock. No fractional shares will be issued and, in lieu thereof, the holder will be paid cash equal to the fraction (after aggregating all fractional shares held by such holder) multiplied by the average closing price of Autobytel's Common Stock for the fifteen trading days immediately preceding the closing date of the merger, as reported on the Nasdaq National Market.

An aggregate of 10,504,841 shares of Common Stock have been registered by Autobytel for issuance in connection with the Merger, and options to purchase an aggregate of approximately 1.3 million additional shares of Autobytel Common Stock have been assumed by Autobytel in the Merger. Based on the closing price of Autobytel Common Stock on the Nasdaq National Market on August 14, 2001, the value of the shares of Common Stock issuable by Autobytel in the Merger was approximately $10.6 million. The merger consideration was negotiated between the parties.

Autoweb is a leading consumer automotive Internet service. Its Web site centralizes an extensive collection of automotive-related commerce, content and community offerings to assist consumers in researching, evaluating and buying vehicles and automotive-related products and services such as insurance and financing. In addition, Autoweb provides automotive content, Web hosting and development services and sales automation services to vehicle manufacturers, dealers and online partners. Autobytel intends to continue Autoweb's operations as a wholly owned subsidiary of Autobytel.

ITEM 5. OTHER EVENTS.

At Autobytel's stockholders meeting held on August 14, 2001, Autobytel's stockholders approved changing its name to Autobytel Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The following documents and information have been previously filed with the Securities and Exchange Commission and have been omitted pursuant to General Instruction B.3 of Form 8-K:

     (1) Balance sheet of Autoweb at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, filed with Autobytel's Registration Statement on Form S-4 (Registration No. 333-60798).

     (2) Autoweb's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

(b)  Pro Forma Financial Information.

Included in Autobytel's Registration Statement on Form S-4 (File No. 333-60798), as declared effective on July 18, 2001, are the following which have been omitted pursuant to General Instruction B.3 of Form 8-K:

     o the unaudited pro forma consolidated condensed balance sheet that presents the combined unaudited consolidated balance sheet of Autobytel as of March 31, 2001 and the unaudited balance sheet of Autoweb as of March 31, 2001;

     o the unaudited pro forma consolidated condensed statements of operations that presents the combined unaudited consolidated statement of operations of Autobytel for the three months ended March 31, 2001 and unaudited statement of operations of Autoweb for the three months ended March 31, 2001; and

     o the unadited pro forma consolidated condensed statements of operations that presents the combined audited statement of operations of Autobytel for the year ended December 31, 2000 and the audited statement of operations of Autoweb for the year ended December 31, 2000.

(c)  Exhibits.

The following exhibits are filed as a part of this report:

     2.1* Acquisition Agreement dated as of April 11, 2001 by and among Autobytel, Merger Sub and Autoweb

     99.1      Press Release dated August 15, 2001 of Autobytel Inc.



          --------------
          * Incorporated by reference to the exhibits to Autobytel's Registration Statement on Form S-4 (file no. 333-60798) as declared effective by the Securities and Exchange Commission on July 18, 2001.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 15, 2001                             AUTOBYTEL INC.


                                                  By: /s/ ARIEL AMIR
                                                      --------------------------
                                                      Ariel Amir
                                                      Executive Vice President
                                                      and General Counsel

                                INDEX TO EXHIBITS


  Exhibit
   Number                     Description
  -------                     -----------

     2.1* Acquisition Agreement dated as of April 11, 2001 by and among Autobytel, Merger Sub and Autoweb

     99.1      Press Release dated August 15, 2001 of Autobytel Inc.


          --------------
          * Incorporated by reference to the exhibits to Autobytel's Registration Statement on Form S-4 (file no. 333-60798) as declared effective by the Securities and Exchange Commission on July 18, 2001.